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                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference into this registration statement for the 1997 Employee Stock Purchase Plan on Form-8 of Ascent Pediatrics, Inc. of our report, which includes an explanatory paragraph regarding the Company's ability to continue as a going concern, dated February 24, 1999, relating to the financial statements of Ascent Pediatrics, Inc., which appear in Ascent Pediatrics, Inc.'s Annual Report to Shareholders on Form 10-K for the year ended December 31, 1998.


                                               /s/ PricewaterhouseCoopers LLP

                                               PricewaterhouseCoopers LLP


Boston, Massachusetts
August 4, 1999